Exhibit 3.1
Number: C1256453

CERTIFICATE
OF
CONTINUATION
BUSINESS CORPORATIONS ACT

I Hereby Certify that Cronos Group Inc., has continued into British Columbia from the Jurisdiction of ONTARIO, under the Business Corporations Act, with the name CRONOS GROUP INC. on July 9, 2020 at 01:15 PM Pacific Time.

ELECTRONIC CERTIFICATE

Certificate of Continuation Number C1256453

ARTICLES
OF
Cronos Group Inc.

BUSINESS CORPORATIONS ACT
BRITISH COLUMBIA

TABLE OF CONTENTS
Page
Article 1
INTERPRETATION

1.1 Definitions............................................................................................................................1
1.2 Business Corporations Act and Interpretation Act Definitions Applicable.........................2

Article 2
SHARES AND SHARE CERTIFICATES

2.9 Recognition of Trusts......................................................................................................… 3
2.10 Shares may be Uncertificated.........................................................................................… 3

Article 3
ISSUE OF SHARES

3.1 Directors Authorized........................................................................................................... 4
3.2 Commissions and Discounts............................................................................................... 4
3.3 Brokerage............................................................................................................................ 4
3.4 Conditions of Issue............................................................................................................. 4
3.5 Share Purchase Warrants, Options and Rights................................................................... 4

Article 4
SHARE REGISTERS

4.1 Central Securities Register.................................................................................................. 4
4.2 Closing Register.................................................................................................................. 5

Article 5
SHARE TRANSFERS

5.1 Registering Transfers.......................................................................................................... 5
5.2 Form of Instrument of Transfer.......................................................................................... 5

Article 6
TRANSMISSION OF SHARES

6.1 Legal Personal Representative Recognized on Death........................................................ 6
6.2 Rights of Legal Personal Representative............................................................................ 6

Article 7
PURCHASE OF SHARES

7.1 Company Authorized to Purchase Shares........................................................................... 7
7.2 No Purchase, Redemption or Other Acquisition When Insolvent...................................... 7
7.3 Sale and Voting of Purchased, Redeemed or Otherwise Acquired Shares......................... 7

Article 8
BORROWING POWERS

8.1 Borrowing Powers.............................................................................................................. 7

Article 9
ALTERATIONS

9.1 Alteration of Authorized Share Structure........................................................................... 8
9.2 Special Rights and Restrictions.......................................................................................... 8
9.3 Change of Name................................................................................................................. 8
9.4 Other Alterations................................................................................................................. 8

Article 10
MEETINGS OF SHAREHOLDERS

Article 11
PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

Article 12
VOTES OF SHAREHOLDERS

Article 13
DIRECTORS

Article 14
ELECTION AND REMOVAL OF DIRECTORS

Article 15
ADVANCE NOTICE FOR NOMINATION OF DIRECTORS

Article 16
DISCLOSURE OF INTEREST OF DIRECTORS

16.1 Director Holding Other Office in the Company............................................................... 27
16.2 No Disqualification........................................................................................................... 27
16.3 Professional Services by Director or Officer.................................................................... 27
16.4 Director or Officer in Other Corporations........................................................................ 27

Article 17
PROCEEDINGS OF DIRECTORS

Article 18
EXECUTIVE AND OTHER COMMITTEES

Article 19
OFFICERS

19.1 Directors May Appoint Officers....................................................................................... 31
19.2 Functions, Duties and Powers of Officers........................................................................ 31
19.3 Qualifications.................................................................................................................... 31
19.4 Remuneration and Terms of Appointment....................................................................... 31
19.5 Duties of Officers May be Delegated............................................................................... 31

Article 20
INDEMNIFICATION

Article 21
DIVIDENDS

Article 22
DOCUMENTS, RECORDS AND REPORTS

22.1 Recording of Financial Affairs......................................................................................... 37

Article 23
NOTICES

23.1 Method of Giving Notice.................................................................................................. 38
23.2 Deemed Receipt of Mailing.............................................................................................. 38
23.3 Certificate of Sending....................................................................................................... 38
23.4 Notice to Joint Shareholders............................................................................................. 38
23.5 Notice to Legal Personal Representatives Trustees.......................................................... 38

Article 24
EXECUTION OF DOCUMENTS

24.1 Execution of Documents Generally.................................................................................. 39

Article 25
PROHIBITIONS

Article 26
General Provisions

26.1 Information Available to Shareholders............................................................................. 40

Certificate of Continuation Number C1256453
BUSINESS CORPORATIONS ACT
ARTICLES
of
CRONOS GROUP INC.
ARTICLE 1
INTERPRETATION
1.1Definitions. In these Articles, unless the context otherwise requires:
“Applicable Securities Laws” means the securities legislation in Canada, the United States and any other relevant jurisdiction, as amended from time to time, the rules, regulations and forms made or promulgated under any such statutes and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commissions and similar regulatory authorities, in each case, applicable to the Company;
“board” means the directors or sole director of the Company, as the case may be;
“Business Corporations Act” means the Business Corporations Act (British Columbia) in force from time to time and all amendments thereto and includes all regulations and amendments thereto made pursuant to that act;
“Company” means Cronos Group Inc.;
“Interpretation Act” means the Interpretation Act (British Columbia) in force from time to time and all amendments thereto and includes all regulations and amendments thereto made pursuant to that act;
“legal personal representative” means the personal or other legal representative of the shareholder;
“meeting of shareholders” or “Shareholders Meeting” means an annual meeting of shareholders and a special meeting of shareholders of the Company;
“registered address” of a shareholder means the shareholder’s address as recorded in the central securities register;
“Securities Transfer Act” means the Securities Transfer Act (British Columbia) in force from time to time and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act.

1.1Business Corporations Act and Interpretation Act Definitions Applicable. The definitions in the Business Corporations Act and the definitions and rules of construction in the Interpretation Act, with the necessary changes, so far as applicable, and unless the context requires otherwise, apply to these Articles as if they were an enactment. If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these Articles. If there is a conflict between these Articles and the Business Corporations Act, the Business Corporations Act will prevail.
ARTICLE 2
SHARES AND SHARE CERTIFICATES
2.1Authorized Share Structure. The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company.
2.2Form of Share Certificate. Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act.
2.3Shareholder Entitled to Certificate or Acknowledgement. Unless the shares of which the shareholder is the registered owner are uncertificated shares within the meaning of the Business Corporations Act, each shareholder is entitled, without charge, to (a) one share certificate representing the shares of each class or series of shares registered in the shareholder’s name or (b) a non-transferable written acknowledgement of the shareholder’s right to obtain such a share certificate, provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate or acknowledgement and delivery of a share certificate or an acknowledgement to one of several joint shareholders or to one of the shareholders’ duly authorized agents will be sufficient delivery to all.
2.4Delivery by Mail. Any share certificate or non-transferable written acknowledgement of a shareholder’s right to obtain a share certificate may be sent to the shareholder by mail at the shareholder’s registered address and neither the Company nor any director, officer or agent of the Company is liable for any loss to the shareholder because the share certificate or acknowledgement is lost in the mail or stolen.
2.5Replacement of Worn Out or Defaced Certificate or Acknowledgement. If the board or the secretary of the Company, if any, is satisfied that a share certificate or a non-transferable written acknowledgement of the shareholder’s right to obtain a share certificate is worn out or defaced, they must, on production to them of the share certificate or acknowledgement, as the case may be, and on such other terms, if any, as they think fit:
(a)order the share certificate or acknowledgement, as the case may be, to be cancelled; and

(b)issue a replacement share certificate or acknowledgement, as the case may be.
2.6Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgement. If a share certificate or a non-transferable written acknowledgement of a shareholder’s right to obtain a share certificate is lost, stolen or destroyed, a replacement share certificate or acknowledgement, as the case may be, must be issued to the person entitled to that share certificate or acknowledgement, as the case may be, if the board or the secretary, if any, of the Company receives:
(a)proof satisfactory to them (which, if requested, shall include an affidavit) that the share certificate or acknowledgement is lost, stolen or destroyed; and
(b)any indemnity the board considers adequate.
2.7Splitting Share Certificates. If a shareholder surrenders a share certificate to the Company, or to any transfer agent or other agent duly appointed for such purpose, together with a written request that the Company issue in the shareholder’s name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the share certificate so surrendered, the Company, or its agent duly appointed for such purpose, as the case may be, must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.
2.8Certificate Fee. There must be paid to the Company, in relation to the issue of any share certificate under Articles 2.5, 2.6, or 2.7, the amount, if any, and which must not exceed the amount prescribed under the Business Corporations Act, determined by the board.
2.9Recognition of Trusts. Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as required by law or statute or these Articles or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.
2.10Shares may be Uncertificated. Notwithstanding any other provision of this Article 2, the board may, by resolution, provide that
(a)the shares of any or all of the classes or series of the Company’s shares may be uncertificated shares; or
(b)any specified shares may be uncertificated shares.

ARTICLE 3
ISSUE OF SHARES
3.1Directors Authorized. Subject to the Business Corporations Act and the rights, if any, of the holders of issued shares of the Company, the Company may issue, allot, sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices (including any premium at which shares with par value may be issued) that the board may determine. The issue price for a share with par value must be equal to or greater than the par value of the share.
3.2Commissions and Discounts. The Company may at any time pay a reasonable commission or allow a reasonable discount to any person in consideration of that person purchasing or agreeing to purchase shares of the Company from the Company or any other person or procuring or agreeing to procure purchasers for shares of the Company.
3.3Brokerage. The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.
3.4Conditions of Issue. Except as provided for by the Business Corporations Act, no share may be issued until it is fully paid. A share is fully paid when:
(a)consideration is provided to the Company for the issue of the share by one or more of the following:
(i)past services performed for the Company;
(ii)property; or
(iii)money; and
(b)the value of the consideration received by the Company equals or exceeds the issue price set for the share under Article 3.1.
3.5Share Purchase Warrants, Options and Rights. Subject to the Business Corporations Act, the Company may issue share purchase warrants, options and rights upon such terms and conditions as the board determines, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.
ARTICLE 4
SHARE REGISTERS
4.1Central Securities Register. As required by and subject to the Business Corporations Act, the Company must maintain a central securities register, which may be kept in electronic form. The board may, subject to the Business Corporations Act, appoint an agent to maintain the central securities register. The board may also appoint one or more agents, including the agent which keeps the central securities register, as transfer agent for its shares or any class or series of its shares, as the case may be, and the same or another agent as registrar for its shares or such class or series of its shares, as the case may be. The board may terminate such appointment of any agent at any time and may appoint another agent in its place.
4.2Closing Register. The Company must not at any time close its central securities register.
ARTICLE 5
SHARE TRANSFERS
5.1Registering Transfers. A transfer of a share of the Company must not be registered unless:
(a)a duly signed instrument of transfer in respect of the share has been received by the Company;
(b)if a share certificate has been issued by the Company in respect of the share to be transferred, that share certificate has been surrendered to the Company;
(c)if a non-transferable written acknowledgement of the shareholder’s right to obtain a share certificate has been issued by the Company in respect of the share to be transferred, that acknowledgement has been surrendered to the Company; and
(d)the satisfaction of any other conditions precedent, in favour of the Company, to which such transfer has validly been made subject (including any conditions precedent required to be satisfied in order to ensure compliance with Applicable Securities Laws).
5.2Form of Instrument of Transfer. The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company’s share certificates or in any other form that may be approved by the Company or the transfer agent for the class or series of shares to be transferred.
5.3Transferor Remains Shareholder. Except to the extent that the Business Corporations Act otherwise provides, the transferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a central securities register of the Company in respect of the transfer.
5.4Signing of Instrument of Transfer. If a shareholder, or such shareholder’s duly authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents of the Company to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified, all the shares represented by the share certificates or set out in the written acknowledgements deposited with the instrument of transfer:
(a)in the name of the person named as transferee in that instrument of transfer; or
(b)if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.
5.5Enquiry as to Title Not Required. Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgement of a right to obtain a share certificate for such shares.
5.6Transfer Fee. Subject to the applicable rules of any stock exchange on which the securities of the Company may be listed, there must be paid to the Company, in relation to the registration of any transfer, a fee, if any, in the amount, if any, determined by the board.
ARTICLE 6
TRANSMISSION OF SHARES
6.1Legal Personal Representative Recognized on Death. In the case of the death of a shareholder, the legal personal representative of the shareholder, or if the shareholder was a joint holder, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder’s interest in the shares. Before recognizing a person as a legal personal representative of a shareholder, the board may require proof of appointment by a court of competent jurisdiction, a grant of letters probate, letters of administration or such other evidence or documents as the board, officers or duly authorized agents of the Company consider appropriate.
6.2Rights of Legal Personal Representative. The legal personal representative of a shareholder has the rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles and Applicable Securities Laws, if appropriate evidence of appointment or incumbency within the meaning of the Securities Transfer Act has been deposited with the Company. This Article 6.2 does not apply in the case of the death of a shareholder with respect to shares registered in the shareholder’s name and the name of another person in joint tenancy.

ARTICLE 7
PURCHASE OF SHARES
7.1Company Authorized to Purchase Shares. Subject to Article 7.2, the special rights and restrictions attached to the shares of any class or series and the Business Corporations Act, the Company may, if authorized by the board, purchase or otherwise acquire any of its shares at the price and upon the terms determined by the board.
7.2No Purchase, Redemption or Other Acquisition When Insolvent. The Company must not make a payment or provide any other consideration to purchase, redeem or otherwise acquire any of its shares if there are reasonable grounds for believing that:
(a)the Company is insolvent; or
(b)making the payment or providing the consideration would render the Company insolvent.
7.3Sale and Voting of Purchased, Redeemed or Otherwise Acquired Shares. If the Company retains a share redeemed, purchased or otherwise acquired by it, the Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it:
(a)is not entitled to vote the share at a meeting of shareholders;
(b)must not pay a dividend in respect of the share; and
(c)must not make any other distribution in respect of the share.
ARTICLE 8
BORROWING POWERS
8.1Borrowing Powers. The Company, if authorized by the board (it being understood, for the avoidance of doubt, that the board may delegate its power to provide such authorization to a committee, under Article 18.1, or to an officer, under Article 19.2), may:
(a)borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that the board considers appropriate;
(b)issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as the board considers appropriate;
(c)guarantee the repayment of money by any other person or the performance of any obligation of any other person, provided that any director or authorized officer of the Company may authorize the Company to guarantee the performance of an obligation of a wholly-owned subsidiary of the Company; and
(d)mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.
ARTICLE 9
ALTERATIONS
9.1Alteration of Authorized Share Structure. Subject to Article 9.2, the special rights or restrictions attached to the shares of any class or series of shares and the Business Corporations Act, the Company may by special resolution:
(a)create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;
(b)increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;
(c)subdivide or consolidate all or any of its unissued, or fully paid and issued, shares;
(d)if the Company is authorized to issue shares of a class of shares with par value:
(i)decrease the par value of those shares; or
(ii)if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;
(e)change all or any of its unissued, or fully paid and issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;
(f)alter the identifying name of any of its shares; or
(g)otherwise alter its shares or authorized share structure when required or permitted to do so by the Business Corporations Act;
and, if applicable, alter its Notice of Articles and Articles accordingly.
9.2Special Rights and Restrictions. Subject to the special rights or restrictions attached to the shares of any class or series of shares and the Business Corporations Act, the Company may by special resolution:

(a)create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or
(b)vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued;
and alter its Notice of Articles and Articles accordingly.
9.3Change of Name. The Company may by special resolution authorize an alteration of its Notice of Articles in order to change its name.
9.4Other Alterations. If the Business Corporations Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by ordinary resolution alter these Articles.
ARTICLE 10
MEETINGS OF SHAREHOLDERS
10.1Annual General Meetings. Unless an annual general meeting is deferred or waived in accordance with the Business Corporations Act, the Company must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place as may be determined by the board.
10.2Resolution Instead of Annual General Meeting. If all the shareholders who are entitled to vote at an annual general meeting consent by unanimous resolution under the Business Corporations Act to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this Article 10.2, select as the Company’s annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.
10.3Calling of Meetings of Shareholders. Subject to the Business Corporations Act, only the board may, whenever it thinks fit, call a meeting of shareholders.
10.4Notice for Meetings of Shareholders. The Company must send notice of the date, time and location of any meeting of shareholders, in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:
(a)if and for so long as the Company is a public company, 21 days, and not more than 60 days;

(b)otherwise, 10 days.
10.5Record Date for Notice and Voting. The board may set a date as the record date for the purpose of determining shareholders entitled to notice of, and to vote at, any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:
(a)if and for so long as the Company is a public company, 30 days;
(b)otherwise, 10 days.
If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.
10.6Failure to Give Notice and Waiver of Notice. The accidental omission to send notice of any meeting of shareholders to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive that entitlement or agree to reduce the period of that notice. Attendance of a persons at a meeting of shareholders is a waiver of entitlement to the meeting unless that person attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.
10.7Notice of Special Business at Meetings of Shareholders. If a meeting of shareholders is to consider special business within the meaning of Article 11.1, the notice of meeting must:
(a)state the general nature of the special business; and
(b)if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:
(i)at the Company’s records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and
(ii)during statutory business hours on any one or more specified days before the day set for the holding of the meeting.
10.8Location of Meetings of Shareholders. Meetings of shareholders may be held anywhere within Canada, the United States, or at such other location that the board, by resolution, may determine. To the extent not prohibited by the Business Corporations Act, such other location may include a virtual meeting, which shall be deemed to be held at the registered office of the Company.

ARTICLE 11
PROCEEDINGS AT MEETINGS OF SHAREHOLDERS
11.1Special Business. At a meeting of shareholders, the following business is special business:
(a)at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting;
(b)at an annual general meeting, all business is special business except for the following:
(i)business relating to the conduct of or voting at the meeting;
(ii)consideration of any financial statements of the Company presented to the meeting;
(iii)consideration of any reports of the board or auditor;
(iv)the setting or changing of the number of directors;
(v)the election or appointment of directors;
(vi)the appointment of an auditor;
(vii)the setting of the remuneration of an auditor;
(viii)any non-binding advisory vote;
(ix)business arising out of a report of the board not requiring the passing of a special resolution or an exceptional resolution;
(x)any other business which, under these Articles or the Business Corporations Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.
11.2Special Majority. The majority of votes required for the Company to pass a special resolution at a meeting of shareholders is two-thirds of the votes cast on the resolution.
11.3Quorum. Subject to the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is any persons who are, or who represent by proxy, the holders of at least 33 1/3%, in the aggregate, of the issued shares entitled to be voted at the meeting.
11.4One Shareholder May Constitute Quorum. If there is only one shareholder entitled to vote at a meeting of shareholders:

(a)the quorum is one person who is, or who represents by proxy, that shareholder; and
(b)that shareholder, present in person or by proxy, may constitute the meeting.
11.5Persons Entitled to Attend Meeting. In addition to those persons who are entitled to vote at a meeting of shareholders, the only other persons entitled to be present at the meeting are the directors, the officers of the Company, any counsel for the Company, the auditor of the Company and any other persons invited by the board or by the chair of the meeting and any persons entitled or required under the Business Corporations Act or these Articles to attend any meeting of shareholders, but if any of those persons does attend a meeting of shareholders, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a shareholder or proxy holder entitled to vote at the meeting.
11.6Requirement of Quorum. No business, other than the election of a chair of the meeting and the adjournment of the meeting of shareholders, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.
11.7Lack of Quorum. If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present:
(a)in the case of a meeting requisitioned by shareholders, the meeting is dissolved, and
(b)in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.
11.8Lack of Quorum at Succeeding Meeting. If, at the meeting to which the meeting referred to in Article 11.7(b) was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting, the person or persons present and being, or representing by proxy, one or more shareholders entitled to attend and vote at the meeting constitute a quorum.
11.9Chair. The following individual is entitled to preside as chair at a meeting of shareholders:
(a)the chair of the board, if any; or
(b)if the chair of the board is absent or unwilling to act as chair of the meeting, the lead director of the board, if any; or
(c)if the lead director of the board is absent or unwilling to act as chair of the meeting, the individual whom the Chief Executive Officer (or, if the Chief

Executive Officer is absent, the Chief Financial Officer) of the Company appoints.
11.10Selection of Alternate Chair. If, at any meeting of shareholders, the chair of the board, the lead director of the board or the individual whom the Chief Executive Officer (or, if the Chief Executive Officer is absent, the Chief Financial Officer) of the Company appoints, as the case may be, is not present within 15 minutes after the time set for holding the meeting, or if the chair of the board, the lead director of the board or the individual whom the Chief Executive Officer (or, if the Chief Executive Officer is absent, the Chief Financial Officer) of the Company appoints, as the case may be, is unwilling to act as chair of the meeting, or if the chair of the board, the lead director of the board or the individual whom the Chief Executive Officer (or, if the Chief Executive Officer is absent, the Chief Financial Officer) of the Company appoints, as the case may be, has advised the secretary of the Company, if any, or any director present at the meeting, that they will not be present at the meeting, the directors present must choose one of their number to be chair of the meeting or if all of the directors present decline to take the chair or fail to so choose or if no director is present, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting.
11.11Adjournments. The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.
11.12Notice of Adjourned Meeting. It is not necessary to give any notice of an adjourned meeting of shareholders or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given in the same manner as the original meeting.
11.13Decision by Show of Hands or Poll. Subject to the Business Corporations Act, every motion put to a vote at a meeting of shareholders will be decided on a show of hands unless a poll, before or on the declaration of the result of the vote by show of hands, is directed by the chair of the meeting or demanded by at least one shareholder entitled to vote who is present in person or by proxy.
11.14Declaration of Result. The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting. A declaration of the chair of the meeting that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair of the meeting or demanded under Article 11.13, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.

11.15Motion Need Not be Seconded. No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of the meeting is entitled to propose or second a motion.
11.16Casting Vote. In the case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands or on a poll, have a second or casting vote in addition to the vote or votes to which the chair of the meeting may be entitled as a shareholder.
11.17Manner of Taking Poll. Subject to Article 11.18, if a poll is duly demanded at a meeting of shareholders:
(a)the poll must be taken:
(i)at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and
(ii)in the manner, at the time and at the place that the chair of the meeting directs;
(b)the result of the poll is deemed to be the decision of the meeting at which the poll is demanded; and
(c)the demand for the poll may be withdrawn by the person who demanded it.
11.18Demand for Poll on Adjournment. A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.
11.19Organization.     The order of business at a meeting of shareholders shall be determined by the chair of a meeting of shareholders. The chair of a meeting of shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting of shareholders, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Company, restrictions on entry to such meeting of shareholders after the time prescribed for the commencement thereof and the opening and closing of voting polls for each item on which a vote is to be taken.
11.20Chair Must Resolve Dispute. In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of a meeting of shareholders must determine the dispute, and his or her determination made in good faith is final and conclusive.
11.21Casting of Votes. On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.
11.22No Demand for Poll on Election of Chair. No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

11.23Demand for Poll Not to Prevent Continuance of Meeting. The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.
11.24Retention of Ballots and Proxies. The Company or its agents must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting, and, during that period, make them available for inspection during normal business hours by any shareholder or proxy holder entitled to vote at the meeting. At the end of such three-month period, the Company or its agents may destroy such ballots and proxies.
11.25Meeting by Telephone or Other Communications Medium. A shareholder or proxy holder may participate in a meeting of shareholders in person, by telephone or other communications medium if all shareholders or proxy holders participating in the meeting, whether in person, by telephone or other communications medium, are able to communicate with each other. A shareholder or proxy holder who participates in a meeting in a manner contemplated by this Article 11.25 is deemed, for all purposes of the Business Corporations Act and these Articles, to be present at the meeting.
ARTICLE 12
VOTES OF SHAREHOLDERS
12.1Number of Votes by Shareholder or by Shares. Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under Article 12.3:
(a)on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote; and
(b)on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.
12.2Votes of Persons in Representative Capacity. A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the board, that the person is a legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting.
12.3Votes by Joint Holders. If there are joint shareholders registered in respect of any share:
(a)any one of the joint shareholders may vote at any meeting of shareholders, either personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(b)if more than one of the joint shareholders is present at any meeting of shareholders, personally or by proxy, and more than one of them votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.
12.4Legal Personal Representatives as Joint Shareholders. Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of Article 12.3, deemed to be joint shareholders.
12.5Representative of a Corporate Shareholder. If a corporation that is not a subsidiary of the Company is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders, and:
(a)for that purpose, the instrument appointing a representative must be received:
(i)at the registered office of the Company or at any other place specified in the notice calling the meeting for the receipt of proxies on the date that is at least the number of business days specified in the notice for the receipt of proxies or, if no number of days is specified, two business days, before the day set for the holding of the meeting; or
(ii)at the meeting by the chair of the meeting or to a person designated by the chair of the meeting;
(b)if a representative is appointed under this Article 12.5:
(i)the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and
(ii)the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.
Evidence of the appointment of any such representative may be sent to the Company or its transfer agent by written instrument or any other method of transmitting legibly recorded messages.
12.6When Proxy Provisions Do Not Apply to the Company. If and for so long as the Company is a public company, Articles 12.7 to 12.15 apply only insofar as they are not inconsistent with any Applicable Securities Laws or any rules of any exchange on which the securities of the Company are listed.
12.7Appointment of Proxy Holders. Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders may, by proxy, appoint one or more (but not more than five) proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.
12.8Alternate Proxy Holders. A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.
12.9When Proxy Holder Need Not Be Shareholder. A person must not be appointed as a proxy holder unless the person is a shareholder, although a person who is not a shareholder may be appointed as a proxy holder if:
(a)the person appointing the proxy holder is a corporation or a representative of a corporation appointed under Article 12.5;
(b)the Company has at the time of the meeting of shareholders for which the proxy holder is to be appointed only one shareholder entitled to vote at the meeting;
(c)the shareholders present in person or by proxy at and entitled to vote at the meeting for which the proxy holder is to be appointed, by a resolution on which the proxy holder is not entitled to vote but in respect of which the proxy holder is to be counted in the quorum, permit the proxy holder to attend and vote at the meeting;
(d)the Company is a public company; or
(e)if approved by the board, the person is a director or officer of the Company.
12.10Deposit of Proxy. A proxy for a meeting of shareholders must:
(a)be received at the registered office of the Company or at any other place specified in the notice calling the meeting for the receipt of proxies on the date that is at least the number of business days specified in the notice, or, if no number of days is specified, two business days, before the day set for the holding of the meeting; or
(b)unless the notice provides otherwise, be provided at the meeting to the chair of the meeting or to a person designated by the chair of the meeting.
12.11Validity of Proxy Vote. A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:
(a)at the registered office of the Company at any time up to and including the date that is at least the number of business days specified in the notice calling the meeting of shareholders at which the proxy is to be used, or, if no number of days is specified, two business days, before the day set for the holding of such meeting; or
(b)by the chair of the meeting, before any vote in respect of which the proxy has been given has been taken.
12.12Form of Proxy. A proxy, whether for a specified meeting of shareholders or otherwise, must be in such form as is approved by the board or the chair of the meeting.
12.13Revocation of Proxy. Subject to Article 12.14, every proxy may be revoked by an instrument in writing that is received:
(a)at the registered office of the Company at any time up to and including the date that is at least the number of business days specified in the notice calling the meeting of shareholders at which the proxy is to be used, or, if no number of days is specified, two business days before the day set for the holding of such meeting; or
(b)by the chair of the meeting, before any vote in respect of which the proxy has been given has been taken.
12.14Revocation of Proxy Must Be Signed. An instrument referred to in Article 12.13 must be signed as follows:
(a)if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her legal personal representative or trustee in bankruptcy;
(b)if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 12.5.
12.15Production of Evidence of Authority to Vote. The board or the chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.
ARTICLE 13
DIRECTORS
13.1First Directors; Number of Directors. The first directors are the persons designated as directors of the Company in the Notice of Articles that applies to the Company when it is recognized under the Business Corporations Act. The number of directors, excluding additional directors appointed under Article 14.8, is set at:
(a)subject to paragraphs (b) and (c), the number of directors that is equal to the number of the Company’s first directors;

(b)if the Company is a public company, the greater of three and the number of directors most recently set either:
(i)by ordinary resolution (whether or not previous notice of the resolution was given); or
(ii)under Article 14.4;
(c)if the Company is not a public company, the number of directors most recently set either:
(i)by ordinary resolution (whether or not previous notice of the resolution was given); or
(ii)under Article 14.4.
13.2Change in Number of Directors. If the number of directors is set under Articles 13.1(b)(i) or 13.1(c)(i):
(a)the shareholders may elect or appoint the directors needed to fill any vacancies in the board up to that number; or
(b)the board, subject to Article 14.8, may appoint, or the shareholders may elect or appoint, directors to fill those vacancies.
13.3Directors’ Acts Valid Despite Vacancy. An act or proceeding of the board is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office.
13.4Qualifications of Directors. A director is not required to hold a share of the Company as qualification for his or her office but must be qualified as required by the Business Corporations Act to become, act or continue to act as a director.
13.5Remuneration of Directors. The directors are entitled to the remuneration for acting as directors, if any, as the board may from time to time determine. That remuneration may (only to the extent permitted by any applicable policies adopted by the board or any duly authorized committee thereof) be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a director.
13.6Reimbursement of Expenses of Directors. The Company may reimburse each director for the reasonable expenses that he or she may incur in and about the business of the Company.
13.7Special Remuneration for Directors. If any director performs any professional or other services for the Company that in the opinion of the board are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company’s business, he or she may be paid remuneration fixed by the board (but only to the extent permitted by any applicable policies adopted by the board or any duly authorized committee thereof, including but not limited to any policy of the Company applicable to related party transactions), and such remuneration may be either in addition to, or in substitution for, any other remuneration that he or she may be entitled to receive.
ARTICLE 14
ELECTION AND REMOVAL OF DIRECTORS
14.1Election at Annual General Meeting. Subject to Article 15, at every annual general meeting and in every unanimous resolution contemplated by Article 10.2:
(a)the shareholders entitled to vote at the annual general meeting for the election of directors must elect, or by unanimous resolution appoint, a board consisting of the number of directors that has then been set under these Articles; and
(b)all the directors cease to hold office immediately before the election or appointment of directors under paragraph (a), but are eligible for re-election or re-appointment.
14.2Consent to be a Director. No election, appointment or designation of an individual as a director is valid unless:
(a)that individual consents to be a director in the manner provided for in the Business Corporations Act;
(b)that individual is elected or appointed at a meeting of shareholders at which the individual is present and the individual does not refuse, at the meeting, to be a director; or
(c)with respect to first directors, the designation is otherwise valid under the Business Corporations Act.
14.3Failure to Elect or Appoint Directors. If:
(a)the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by Article 10.2, on or before the date by which the annual general meeting is required to be held under the Business Corporations Act; or
(b)the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Article 10.2, to elect or appoint any directors;
then each director then in office continues to hold office until the earlier of:
(a)the date on which his or her successor is elected or appointed; and

(b)the date on which he or she otherwise ceases to hold office under the Business Corporations Act or these Articles.
14.4Places of Retiring Directors Not Filled. If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors that has then been set pursuant to these Articles until further new directors are elected at a meeting of shareholders convened for that purpose. If any such election or continuance of directors does not result in the election or continuance of the number of directors that has then been set pursuant to these Articles, the number of directors is deemed to be set at the number of directors actually elected or continued in office.
14.5Directors May Fill Casual Vacancies. Any casual vacancy occurring in the board may be filled by the board.
14.6Remaining Directors Power to Act. The board may act notwithstanding any vacancy in the board, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the board may only act for the purpose of appointing directors up to that number or of summoning a meeting of shareholders for the purpose of filling any vacancies on the board or, subject to the Business Corporations Act, for any other purpose.
14.7Shareholders May Fill Vacancies. Subject to Article 15, if the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board.
14.8Additional Directors. Subject to Article 15 and notwithstanding Articles 13.1 and 13.2, between annual general meetings or unanimous resolutions contemplated by Article 10.2, the board may appoint one or more additional directors, but the number of additional directors appointed under this Article 14.8 must not at any time exceed:
(a)one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or
(b)in any other case, one-third of the number of the current directors who were elected or appointed as directors other than under this Article 14.8.
Any director so appointed ceases to hold office immediately before the next election or appointment of directors under Article 14.1(a), but is eligible for re-election or re-appointment.
14.9Ceasing to be a Director. A director ceases to be a director when:

(a)the term of office of the director expires;
(b)the director dies;
(c)the director resigns as a director by notice in writing provided in the manner required by the Business Corporations Act; or
(d)the director is removed from office pursuant to Articles 14.10 or 14.11.
14.10Removal of Director by Shareholders. The Company may remove any director before the expiration of his or her term of office by ordinary resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy, subject to Article 15. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the board may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy.
14.11Removal of Director by Directors. The board may remove any director before the expiration of his or her term of office if the director is indicted or convicted in a court of law for, or upon the entering by such director of a plea of guilty or nolo contendere to, (x) a felony offense under U.S. state or federal law, an indictable offence under the Criminal Code (Canada) or a comparable offence under the law of any other jurisdiction, or (y) any crime involving moral turpitude, fraud, dishonesty, bribery or theft or if the director ceases to be qualified to act as a director of a company in accordance with the Business Corporations Act and does not promptly resign, and the board may appoint a director to fill the resulting vacancy.
ARTICLE 15
ADVANCE NOTICE FOR NOMINATION OF DIRECTORS
15.1Limitation on Nominations of Directors. Subject only to the Business Corporations Act, only individuals who are nominated in accordance with the procedures set out in this Article 15 and who, at the discretion of the board, satisfy the qualifications of a director as set out in the Business Corporations Act shall be eligible for election as directors.
15.2Nomination Procedures. Nominations of individuals for election to the board may be made at any annual Shareholders Meeting or at any special Shareholders Meeting if one of the purposes for which the special Shareholders Meeting was called was the election of directors. Such nominations may be made in the following manner:
(a)by or at the direction of the board, including pursuant to a notice of meeting, including, for clarity, any nominees of a shareholder who are proposed by the board for election in the notice of meeting, whether pursuant to an agreement with such shareholder or otherwise;

(b)by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the Business Corporations Act, or a requisition of meeting of shareholders made in accordance with the provisions of the Business Corporations Act; or
(c)by any person (a “Nominating Shareholder”):
(i)who, at the close of business on the date of the giving of the notice provided below in Article 15.3 and on the record date for notice of such meeting, is entered in the central securities register as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting; and
i.who complies with the notice procedures set forth below in this Article 15.3.
15.3Nominations by a Nominating Shareholder.
(a)In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must have given timely notice thereof in proper written form to the secretary of the Company at the principal executive offices of the Company. To be timely, a Nominating Shareholder’s notice to the secretary of the Company must be made:
i.in the case of an annual Shareholders Meeting, not less than 30 nor more than 65 days prior to the date of the annual Shareholders Meeting; provided, however, that in the event that the annual Shareholders Meeting is to be held on a date that is less than 50 days after the date on which the first public announcement by the Company by press release (the “Notice Date”) of the date of the annual Shareholders Meeting was made, notice by the Nominating Shareholder may be made not later than the close of business on the 10th day following the Notice Date; and
ii.in the case of a special Shareholders Meeting (which is not also an annual Shareholders Meeting) called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the 15th day following the day on which the first public announcement by the Company by press release of the date of the special Shareholders Meeting was made.
(b)In no event shall any adjournment or postponement of a Shareholder Meeting or the announcement thereof commence a new time period for the giving of a Nominating Shareholder’s notice as described above.
(c)To be in proper written form, a Nominating Shareholder’s notice to the secretary of the Company must set forth:

i.the identity of the Nominating Shareholder and the number of voting securities held by the Nominating Shareholder;
ii.if the Nominating Shareholder is not the beneficial owner of all of those voting securities, the identity of the beneficial owner and the number of voting securities beneficially owned by that beneficial owner;
iii.with respect to the Nominating Shareholder and, if applicable, any beneficial owner, the following:
(A)the class or series and number of any securities in the capital of the Company which are controlled, or over which control or direction is exercised, directly or indirectly, by the Nominating Shareholder or beneficial owner, and each person acting jointly or in concert with any of them (and for each such person any options or other rights to acquire shares in the capital of the Company, any derivatives or other securities, instruments or arrangements for which the price or value or delivery, payment or settlement obligations are derived from, referenced to, or based on any such shares, and any hedging transactions, short positions and borrowing or lending arrangements relating to such shares) as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice;
(B)any proxy, contract, agreement, arrangement, understanding or relationship pursuant to which the Nominating Shareholder or beneficial owner has a right to vote any shares in the capital of the Company on the election of directors.
(C)in the case of a special Shareholders Meeting called for the purpose of electing directors, a statement as to whether the Nominating Shareholder or beneficial owner intends to send an information circular and form of proxy to any shareholders in connection with the individual’s nomination; and
(D)any other information relating to the Nominating Shareholder or beneficial owner that would be required to be disclosed in a dissident’s proxy circular or other filings to be made in connection with solicitations of proxies for election of directors pursuant to the Business Corporations Act and Applicable Securities Laws; and
(E)as to each individual whom the Nominating Shareholder proposes to nominate for election as a director:

(I)the name, age, business address and residential address of the individual;
(II)confirmation that the individual would consent to serve as a director if elected;
(III)the principal occupation or employment of the individual;
(IV)the class or series and number of securities in the capital of the Company which are beneficially owned, or over which control or direction is exercised, directly or indirectly, by such individual as of the record date for the Shareholders Meeting (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice; and
(V)any other information relating to the individual that would be required to be disclosed in a dissident’s proxy circular or other filings to be made in connection with solicitations of proxies for election of directors pursuant to the Business Corporations Act and Applicable Securities Laws.
(d)A Nominating Shareholder’s notice to the secretary of the Company must also state:
i.whether, in the opinion of the Nominating Shareholder and the proposed nominee, the proposed nominee would qualify to be an independent director under sections 5605(a)(2), 5605(c)(2) and 5605(d)(2) of the Nasdaq Listing Rules and the commentary relating thereto and Rule 10A-3(b) and Rule 10C-1(b) under the United States Securities Exchange Act of 1934, as amended, as well as any other applicable independence criterion of a stock exchange or regulatory authority that may be applicable to the Company; and
ii.whether, with respect to the Company, the proposed nominee has one or more of the relationships described in sections 5605(a)(2), 5605(c)(2) and 5605(d)(2) of the Nasdaq Listing Rules and the commentary relating thereto and Rule 10A-3(b) and Rule 10C-1(b) under the United States Securities Exchange Act of 1934, as amended, as well as any other applicable independence criterion of a stock exchange or regulatory authority that may be applicable to the Company.
(e)The Company may require any proposed director nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed director nominee to serve as an independent director or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such proposed director nominee.

(f)In addition to the provisions of this Article 15, a Nominating Shareholder and any individual nominated by the Nominating Shareholder shall also comply with all of the applicable requirements of the Business Corporations Act, Applicable Securities Laws and applicable stock exchange rules regarding the matters set forth herein.
(g)Except as otherwise provided by the special rights or restrictions attached to the shares of any class or series of the Company, no individual shall be eligible for election as a director unless nominated in accordance with the provisions of this Article 15; provided, however, that nothing in this Article 15 shall be deemed to preclude discussion by a shareholder (as distinct from the nomination of directors) at a Shareholders Meeting of any matter in respect of which it would have been entitled to submit a proposal pursuant to the provisions of the Business Corporations Act. The chairperson of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded. A duly appointed proxyholder of a Nominating Shareholder shall be entitled to nominate at a Shareholders Meeting the directors nominated by the Nominating Shareholder, provided that all of the requirements of this Article 15 have been satisfied. If the Nominating Shareholder or its duly appointed proxyholder does not attend at the Shareholders Meeting to present the nomination, the nomination shall be disregarded notwithstanding that proxies in respect of such nomination may have been received by the Company.
(h)In addition to the provisions of this Article 15, a Nominating Shareholder and any individual nominated by the Nominating Shareholder shall also comply with all of the applicable requirements of the Business Corporations Act, Applicable Securities Laws and applicable stock exchange rules regarding the matters set forth herein.
(i)Notwithstanding any other provision of this Article 15, notice given to the secretary of the Company may only be given by personal delivery, and shall be deemed to have been given and made only at the time it is served by personal delivery to the secretary of the Company at the address of the principal executive offices of the Company; provided that if such delivery is made on a day which is a not a business day or later than 5:00 p.m. (Toronto time) on a day which is a business day, then such delivery shall be deemed to have been made on the subsequent day that is a business day.
(j)Notwithstanding the foregoing, the board may, in its sole discretion, waive any requirement in this Article 15.
(k)For greater certainty, nothing in this Article 15 shall limit the right of the board to fill a vacancy among the directors in accordance with these Articles.

ARTICLE 16
DISCLOSURE OF INTEREST OF DIRECTORS
16.1Director Holding Other Office in the Company. A director may hold any office or place of profit with the Company, other than the office of auditor of the Company, in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the board may determine.
16.2No Disqualification. No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason, in each case subject to the requirements of Applicable Securities Laws.
16.3Professional Services by Director or Officer. Subject to the Business Corporations Act and Applicable Securities Laws, a director or officer of the Company, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and subject to the requirements of Applicable Securities Laws, the director or officer or such person is entitled to remuneration for professional services as if that director or officer were not a director or officer.
16.4Director or Officer in Other Corporations. Subject to the requirements of Applicable Securities Laws, a director or officer of the Company may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the Business Corporations Act and Applicable Securities Laws, the director or officer of the Company is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other person.
ARTICLE 17
PROCEEDINGS OF DIRECTORS
17.1Meetings of Directors. The board may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of directors held at regular intervals may be held at the place, at the time and on the notice, if any, as the board may from time to time determine.
17.2Voting at Meetings. Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.
17.3Chair of Meetings. The following individual is entitled to preside as chair at a meeting of directors:

(a)the chair of the board, if any;
(b)the lead director of the board, if any;
(c)any other director chosen by the board if:
i.the chair of the board is not present at the meeting within 15 minutes after the time set for holding the meeting;
ii.the chair of the board is not willing to chair the meeting; or
iii.the chair of the board has advised the secretary of the Company, if any, or any other director, that he or she will not be present at the meeting.
17.4Meetings by Telephone or Other Communications Medium. A director may participate in a meeting of directors or of any committee of the board in person, by telephone, or by other communications medium if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A director who participates in a meeting in a manner contemplated by this Article 17.4 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner.
17.5Calling of Meetings. The chair of the board or the lead director of the board may, and the secretary or an assistant secretary of the Company, if any, on the request of such chair of the board or the lead director of the board must, call a meeting of directors at any time.
17.6Notice of Meetings. Other than for meetings held at regular intervals as determined by the board pursuant to Article 17.1 or as provided in Article 17.7, upon reasonable notice of each meeting of directors specifying the place, day and time of that meeting must be given to each of the directors by any method set out in Article 23.1 or orally or by telephone.
17.7When Notice Not Required. It is not necessary to give notice of a meeting of directors to a director if:
(a)the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed, or is the meeting of directors at which that director is appointed; or
(b)the director has waived notice of the meeting.
17.8Meeting Valid Despite Failure to Give Notice. The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any director does not invalidate any proceedings at that meeting.

17.9Waiver of Notice of Meetings. Any director may send to the Company a document signed by him or her waiving notice of any past, present or future meeting or meetings of directors and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any meeting of directors need be given to such director and all meetings of directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director.
Attendance of a director at a meeting of the board is a waiver of notice of the meeting, unless that director attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.
17.10Quorum. The quorum necessary for the transaction of the business of the board is a majority of the number of directors in office or such greater number as the board may determine from time to time.
17.11Validity of Acts Where Appointment Defective. Subject to the Business Corporations Act, an act of a director or officer of the Company is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.
17.12Consent Resolutions in Writing. A resolution of the board or of any committee of the board consented to in writing by all of the directors entitled to vote on it, whether by signed document, fax, email or any other method of transmitting legibly recorded messages, is as valid and effective as if it had been passed at a meeting of directors or of the committee of the board duly called and held. Such resolution may be in two or more counterparts which together are deemed to constitute one resolution in writing. A resolution passed in that manner is effective on the date stated in the resolution or on the latest date stated on any counterpart. A resolution of the board or of any committee of the board passed in accordance with this Article 17.12 is deemed to be a proceeding at a meeting of the board or of the committee of the board and to be as valid and effective as if it had been passed at a meeting of directors or of the committee of the board that satisfies all the requirements of the Business Corporations Act and all the requirements of these Articles relating to meetings of directors or of a committee of the board.
ARTICLE 18
EXECUTIVE AND OTHER COMMITTEES
18.1Appointment and Powers of Committees. The board may, by resolution:
(a)appoint one or more committees consisting of the director or directors that they consider appropriate;
(b)delegate to a committee appointed under paragraph (a) any of the board’s powers, except:

i.the power to fill vacancies in the board;
ii.the power to remove a director or appoint additional directors;
iii.the power to change the membership of, or fill vacancies in, any committee of the board; and
iv.the power to appoint or remove officers of the Company appointed by the board; and
(c)make any delegation referred to in paragraph (b) subject to the conditions set out in the resolution or any subsequent directors’ resolution.
18.2Obligations of Committees. Any committee appointed under Article 18.1, in the exercise of the powers delegated to it, must:
(a)conform to any rules that may from time to time be imposed on it by the board; and
(b)report every act or thing done in exercise of those powers at such times as the board may require.
18.3Powers of Board. The board may, at any time, with respect to a committee appointed under Article 18.1:
(a)revoke or alter the authority given to the committee, or override a decision made by the committee, except as to acts done before such revocation, alteration or overriding;
(b)terminate the appointment of, or change the membership of, the committee; and
(c)fill vacancies in the committee.
18.4Committee Meetings. Subject to Article 18.2(a) and unless the board otherwise provides in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under Article 18.1:
(a)the committee may meet and adjourn as it thinks proper;
(b)the committee may elect a chair of its meetings but, if no chair of a meeting is elected, or if at a meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;
(c)a majority of the members of the committee constitutes a quorum of the committee; and

(d)questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.
ARTICLE 19
OFFICERS
19.1Directors May Appoint Officers. The board may, from time to time, appoint such officers, if any, as the board determines and the board may, at any time, terminate any such appointment.
19.2Functions, Duties and Powers of Officers. The board may for each officer:
(a)determine the functions and duties of the officer;
(b)delegate to the officer any of the powers exercisable by the board on such terms and conditions and with such restrictions as the board thinks fit; and
(c)revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.
In the absence of such resolution, the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of companies similar in organization and business purposes to the Company, subject to the control of the board.
19.3Qualifications. No officer may be appointed unless that officer is qualified in accordance with the Business Corporations Act. One person may hold more than one position as an officer of the Company. Any person appointed as the chair of the board or as the managing director must be a director. Any other officer need not be a director.
19.4Remuneration and Terms of Appointment. All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the board thinks fit and are subject to termination at the pleasure of the board, and an officer may in addition to such remuneration be entitled to receive, after he or she ceases to hold such office or leaves the employment of the Company, a pension or gratuity. An appointment as an officer does not create any rights of employment.
19.5Duties of Officers May be Delegated. In case any officer is absent or for any other reason that the board may deem sufficient, the Chief Executive Officer or the board may delegate for the time being the powers or duties of such officer to any other officer or to any director.

ARTICLE 20
INDEMNIFICATION
20.1Mandatory Indemnification of Directors and Officers. Subject to the Business Corporations Act, the Company must indemnify an eligible party (as defined in the Business Corporations Act) and his or her heirs and legal personal representatives against all eligible penalties (as defined in the Business Corporations Act) to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding (as defined in the Business Corporations Act), pay the expenses (as defined in the Business Corporations Act) actually and reasonably incurred by such person in respect of that proceeding to the fullest extent permitted by the Business Corporations Act.
20.2Further Indemnification of Directors and Officers. In addition to the Company’s obligations under Article 20.1, and subject to the Business Corporations Act, the Company shall, except as provided in this Article 20.2, indemnify Indemnitees to the full extent permitted by law. Expenses reasonably incurred by an Indemnitee in defending any action, suit, or proceeding, as described in this Article 20.2, shall be paid or reimbursed by the Company promptly upon receipt by it of an undertaking of such Indemnitee to repay such Expenses if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company. Indemnitee’s obligation to reimburse the Company shall be unsecured, and no interest shall be charged thereon. The Company shall not indemnify any Indemnitee or advance or reimburse any Indemnitee’s Expenses if the action, suit or proceeding alleges (1) claims under Section 16(b) of the United States Securities Exchange Act of 1934, as amended, (2) violations of the Company’s Code of Business Conduct and Ethics, Insider Trading Policy or Conflicts of Interest Policy or (3) violations of Canadian, United States or other applicable federal, provincial or state insider trading laws, unless, in each case, such Indemnitee has been successful on the merits, received the written consent to incurring the Expenses or settled the case with the written consent of the Company, in which case the Company shall indemnify and reimburse such Indemnitee.
No claim for indemnification under this Article 20.2 shall be paid by the Company unless the Company has determined that the relevant Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interest of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Unless ordered by a court, such determinations shall be made by (1) a majority vote of the directors who are not parties to the action, suit or proceeding for which indemnification is sought, even though less than a quorum, or (2) by a committee of such directors designated by a majority vote of directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by shareholders. An Indemnitee shall be presumed to have met the relevant standard, and, if the determination is not made by the Company within 30 days of a demand by such

Indemnitee for indemnification, such Indemnitee shall be deemed to have met such standard.
An Indemnitee shall promptly notify the Company in writing upon the sooner of (a) becoming aware of an action, suit or proceeding where indemnification or the advance payment or reimbursement of Expenses may be sought, or (b) being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter which may be subject to indemnification or the advance payment or reimbursement of Expenses covered by this Article 20.2. The failure of an Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to such Indemnitee pursuant to this Article 20.2. No claim for indemnification or the advance payment or reimbursement of Expenses shall be made by an Indemnitee or paid by the Company unless the Indemnitee gives notice to the Company in writing of such claim for indemnification within two years after the Indemnitee received notice of the claim, action, suit or proceeding.
As a condition to indemnification or the advance payment or reimbursement of Expenses under this Article 20.2, any demand for payment by an Indemnitee under this Article 20.2 shall be in writing and shall provide reasonable accounting by such Indemnitee’s legal counsel for the Expenses to be paid by the Company.
For the purposes of this Article 20.2, the term “Indemnitee” shall mean any person made or threatened to be made a party, or otherwise involved in any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that such person or such person’s testator or intestate is or was a director, officer, employee or agent of the Company or serves or served at the request of the Company any other enterprise as a director or officer; the term “Company” shall include any predecessor of the Company and any constituent corporation (including any constituent of a constituent) absorbed by the Company in an arrangement, amalgamation or similar transaction; the term “other enterprise” shall include any corporation, limited liability company, unlimited liability company, public limited company, partnership, limited partnership, joint venture, trust, employee benefit plan, fund or other enterprise; service “at the request of the Company” shall include service as a director or officer of the Company which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries, provided, however that such request for service is in writing; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Company; the term “Expenses” shall include all reasonable out of pocket fees, costs and expenses, including without limitation, legal counsel fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, Employee Retirement Income Security Act of 1974 excise taxes or penalties assessed on an Indemnitee with respect to an employee benefit plan, Canadian or United States federal, provincial, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Article 20.2, penalties and all other disbursements or expenses of the types customarily incurred in connection with defending, preparing to defend, or investigating an actual or threatened action, suit or proceeding (including Indemnitee’s counterclaims that directly respond to and negate the affirmative claim made against Indemnitee (“Permitted Counterclaims”) in such action, suit or proceeding, whether civil, criminal, administrative or investigative) but shall exclude the costs of any of an Indemnitee’s counterclaims, other than Permitted Counterclaims; and action, suit or proceeding shall be deemed to include the class action complaint filed in the Eastern District of New York by Donald Finch, individually and on behalf of all others similarly situated against the Company Michael Gorenstein and Jerry F. Barbato, Finch v. Cronos Group et al., 2:20-cv-01324-JMA-ST (E.D.N.Y. Mar. 12, 2020) (Dkt. No. 1),  and the class action complaint filed in the Eastern District of New York by Jill Witte, individually and on behalf of all others similarly situated against the Company, Michael Gorenstein and Jerry F. Barbato, Witte v. Cronos Group et al., 1:20-cv-01310-ENV-SIL (E.D.N.Y. Mar. 11, 2020) (Dkt. No. 1) (together, the “Existing Actions”), and with respect to the Existing Actions the officers and directors party thereto or subject thereto shall be deemed entitled to advancement of expenses and indemnification in accordance with this Article 20.2.
Any action, suit or proceeding regarding indemnification or advance payment or reimbursement of Expenses arising out of this Article 20.2 must be brought and heard in the Courts of the Province of Ontario. In the event of any payment under this Article 20.2, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee (under any insurance policy or otherwise), who shall execute all papers required and shall do everything necessary to secure such rights, including the execution of such documents necessary to enable the Company to effectively bring suit to enforce such rights. Except as required by law or as otherwise becomes public (other than as a result of a breach by an Indemnitee of such Indemnitee’s confidentiality obligation under this Article 20), any Indemnitee will keep confidential any information that arises in connection with this Article 20, including but not limited to, claims for indemnification or the advance payment or reimbursement of Expenses, amounts paid or payable hereunder and any communications between the parties. No amendment of these Articles shall impair the rights of any Indemnitee arising at any time with respect to events occurring prior to such amendment.
20.3Deemed Contract. Each eligible party (as defined in the Business Corporations Act) and each Indemnitee (as defined in Article 20.2) is deemed to have contracted with the Company on the terms of the indemnity contained in this Article 20.
20.4Indemnification of Other Persons. Subject to any restrictions in the Business Corporations Act, the Company may indemnify any person to the extent permitted by applicable law.

20.5Non-Compliance with Business Corporations Act. The failure of a director or officer of the Company to comply with the Business Corporations Act or these Articles does not invalidate any indemnity to which he or she is entitled under this Article 20.
20.6Company May Purchase Insurance. The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:
(a)is or was a director or officer of the Company;
(b)is or was a director or officer of a corporation at a time when the corporation is or was an affiliate of the Company;
(c)at the request of the Company, is or was a director or officer of a corporation or of a partnership, trust, joint venture or other unincorporated entity;
(d)at the request of the Company, holds or held a position equivalent to that of a director or officer of a partnership, trust, joint venture or other unincorporated entity;
against any liability incurred by him or her as such director or officer or person who holds or held such equivalent position.
ARTICLE 21
DIVIDENDS
21.1Payment of Dividends Subject to Special Rights. The provisions of this Article 21 are subject to the rights, if any, of shareholders holding shares with special rights as to dividends.
21.2Declaration of Dividends. Subject to the Business Corporations Act and the rights of the holders of issued shares of the Company, the board may from time to time declare and authorize payment of such dividends as they may consider appropriate.
21.3No Notice Required. The board need not give notice to any shareholder of any declaration under Article 21.2.
21.4Record Date. The board may set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months. If no record date is set, the record date is 5 p.m. (Toronto time) on the date on which the board passes the resolution declaring the dividend.
21.5Manner of Paying Dividend. A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of fully paid shares or of bonds, debentures or other securities of the Company, or in any one or more of those ways.

21.6Settlement of Difficulties. If any difficulty arises in regard to a distribution under Article 21.5, the board may settle the difficulty as they deem advisable, and, in particular, may:
(a)set the value for distribution of specific assets;
(b)determine that cash payments in substitution for all or any part of the specific assets to which any shareholders are entitled may be made to any shareholders on the basis of the value so fixed in order to adjust the rights of all parties; and
(c)vest any such specific assets in trustees for the persons entitled to the dividend.
21.7When Dividend Payable. Any dividend declared by the board may be made payable on such date as is fixed by the board.
21.8Dividends to be Paid in Accordance with Number of Shares. All dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.
21.9Receipt by Joint Shareholders. If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.
21.10Dividend Bears No Interest. No dividend bears interest against the Company.
21.11Fractional Dividends. If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.
21.12Payment of Dividends. Any dividend or other distribution payable in money in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed to the registered address of the shareholder, or in the case of joint shareholders, to the registered address of the joint shareholder who is first named on the central securities register, or to the person and to the address the shareholder or joint shareholders may direct in writing or by electronic transfer, if so authorized by the shareholder. The mailing of such cheque or the forwarding by electronic transfer will, to the extent of the sum represented by the cheque (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend unless such cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority.
21.13Capitalization of Retained Earnings or Surplus. Notwithstanding anything contained in these Articles, the board may from time to time capitalize any retained earnings or surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the retained earnings or surplus or any part thereof.
ARTICLE 22
DOCUMENTS, RECORDS AND REPORTS
22.1Recording of Financial Affairs. The board must cause adequate accounting records to be kept to properly record the financial affairs and condition of the Company and to comply with the Business Corporations Act.
ARTICLE 23
NOTICES
23.1Method of Giving Notice. Unless the Business Corporations Act or these Articles provide otherwise, a notice, statement, report or other record required or permitted by the Business Corporations Act or these Articles to be sent by or to a person may be sent by any one of the following methods:
(a)mail addressed to the person at the applicable address for that person as follows:
i.for a record mailed to a shareholder, the shareholder’s registered address;
ii.for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class;
iii.in any other case, the mailing address of the intended recipient;
(b)delivery at the applicable address for that person as follows, addressed to the person:
i.for a record delivered to a shareholder, the shareholder’s registered address;
ii.for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class;
iii.in any other case, the delivery address of the intended recipient;
(c)unless the intended recipient is the Company or the auditor of the Company, sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(d)unless the intended recipient is the auditor of the Company, sending the record by email to the email address provided by the intended recipient for the sending of that record or records of that class;
(e)physical delivery to the intended recipient;
(f)creating and providing a record posted on or made available through an electronic source that is generally accessible by the intended recipient and providing written notice by and of the foregoing methods as to the availability of such record; or
(g)as otherwise permitted by any Applicable Securities Laws.
23.2Deemed Receipt of Mailing. A notice, statement, report or other record that is:
(a)mailed to a person by ordinary mail to the applicable address for that person referred to in Article 23.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing.
(b)faxed to a person to the fax number provided by that person referred to in Article 23.1 is deemed to be received by the person to whom it was faxed on the day it was faxed;
(c)emailed to a person to the email address provided by that person referred to in Article 23.1 is deemed to be received by the person to whom it was emailed on the day it was emailed; and
(d)delivered in accordance with Article 23.1(f), is deemed to be received by the person on the day such written notice is sent.
23.3Certificate of Sending. A certificate signed by the secretary of the Company, if any, or other officer of the Company or of any other corporation acting in that capacity on behalf of the Company stating that a notice, statement, report or other record was sent in accordance with Article 23.1 is conclusive evidence of that fact.
23.4Notice to Joint Shareholders. A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing such record to the joint shareholder first named in the central securities register in respect of the share.
23.5Notice to Legal Personal Representatives Trustees. A notice, statement, report or other record may be provided by the Company to the persons entitled to a share as a consequence of the death, bankruptcy or incapacity of a shareholder by:
(a)mailing the record, addressed to them:

i.by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and
ii.at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or
(b)if an address referred to in paragraph (a)(ii) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.
ARTICLE 24
EXECUTION OF DOCUMENTS
24.1Execution of Documents Generally. The board may from time to time by resolution authorize any one or more persons, directors or officers of the Company for the purpose of executing, or delegating authority (with such limitations or restrictions on such authority as he or she deems appropriate) to execute, any instrument or document in the name of and on behalf of the Company (for which no seal need be affixed), and if no such person, director or officer is appointed, then any one officer or director may execute (or so delegate authority to execute) such instrument or document.
ARTICLE 25
PROHIBITIONS
25.1Definitions. In this Article 25:
(a)“transfer restricted security” means:
i.a share of the Company;
ii.a security of the Company that is convertible into shares of the Company; or
iii.any other security of the Company which must be subject to restrictions on transfer in order for the Company to satisfy the requirement for restrictions on transfer under the “private issuer” exemption of Canadian securities legislation or under any other exemption from prospectus or registration requirements of Canadian securities legislation similar in scope and purpose to the “private issuer” exemption.
(b)“security” has the meaning assigned in the Securities Act (British Columbia).
25.2Application. Article 25.3 does not apply to the Company if and for so long as it is a public company.

25.3Consent Required for Transfer of Transfer Restricted Securities. No share or other transfer restricted security may be sold, transferred or otherwise disposed of without the consent of the board and the board is not required to give any reason for refusing to consent to any such sale, transfer or other disposition.
ARTICLE 26
GENERAL PROVISIONS
26.1Information Available to Shareholders.
(a.)Except as provided by the Business Corporations Act, no shareholder shall be entitled to discovery of any information respecting any details or conduct of the Company’s business which in the opinion of the board it would be inexpedient in the interests of the Company to communicate to the public.
(b.)The board may from time to time, subject to rights conferred by the Business Corporations Act, determine whether and to what extent and at what time and place and under what conditions or regulations the documents, books and registers and accounting records of the Company or any of them shall be open to the inspection of shareholders and no shareholder shall have any right to inspect any document or book or register or accounting record of the Company except as conferred statute or authorized by the board or by a resolution of the shareholders.
[signature page follows]

The Company has as its articles these articles.

Full name and signature of a director	Date of signing

(signed) “Michael Gorenstein”	July 9, 2020
Director